Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable subscription rights (the “Subscription Rights”) to subscribe for and to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of CTI BioPharma Corp. (the “Company”) at a purchase price of $1.00 per share. Any participant in the rights offering, who following the exercise of such participant’s Subscription Rights would become a holder of greater than 9.9% of the outstanding number of shares of Common Stock following the rights offering (a “Preferred Eligible Holder”), may elect to instead purchase the Company’s series X convertible preferred stock, par value $0.001 per share (the “Series X Preferred”), at a purchase price of $10,000 per share (ratably adjusted for fractional shares). Any such holder so electing would have a right to purchase 1/10,000th of a share of Series X Preferred for each share of Common Stock it had a right to purchase pursuant to its Subscription Rights, as described in the Prospectus.

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on February 28, 2020, the last business day prior to the scheduled expiration date of the rights offering of March 2, 2020 (which may be extended by the Company).

This will instruct you whether to exercise the Subscription Rights to purchase shares of Common Stock and/or Series X Preferred distributed with respect to the shares of Common Stock and/or the Company’s series O convertible preferred stock, held through you as broker, dealer, custodian bank or other nominee for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus supplement (and accompanying prospectus), dated February 14, 2020 (the “Prospectus”), and the related “Instructions as to use of CTI BioPharma Corp. Subscription Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS.

Box 2. ☐ Please EXERCISE RIGHTS as set forth below:

	Number of Shares of Common Stock Subscribed For		Subscription Price		Payment
Common Subscription Right		x	$1.00	=	$

	Number of Shares of Series X Preferred Subscribed For		Subscription Price		Payment
Series X Preferred Subscription Right (for Preferred Eligible Holders):		x	$10,000.00	=	$

If you are NOT a Preferred Eligible Holder and you apply to purchase shares of Series X Preferred, you will not receive any, but will instead receive an equivalent number of shares of Common Stock in consideration for the same purchase price.

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $             from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the Total Payment Required specified above under Box 2.)

Type of Account                  Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock and/or Series X Preferred indicated above upon the terms and conditions specified in the Prospectus; and

•

agree that if I (we) fail to pay for the shares of Common Stock and/or Series X Preferred in full I (we) have elected to purchase pursuant to the exercise of the Subscription Right, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: